                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Response Oncology, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             RESPONSE ONCOLOGY, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JULY 10, 2001

         NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of the Shareholders of Response Oncology, Inc. (the "Annual Meeting") will be held at the offices of Response Oncology, Inc. (the "Company"), 1805 Moriah Woods Blvd., Memphis, Tennessee 38117 on Tuesday, July 10, 2001, at 11:00 a.m., local time, for the following purposes:

(1) To elect two Class I directors to serve three-year terms ending in 2004, two Class II directors to serve two-year terms ending in 2003, and three Class III directors to serve one-year terms ending in 2002, or until their successors have been duly elected and qualified.

(2) To ratify the selection of KPMG LLP as the Company's independent auditors for 2001.

         Only shareholders of the Company of record as of the close of business on May 3, 2001 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

         There is enclosed, as a part of this Notice, a Proxy Statement which contains further information regarding the meeting and the above proposals.

                                    BY ORDER OF THE BOARD OF DIRECTORS


                                    Patrick J. McDonough
                                          Secretary

April 30, 2001

         SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. SHAREHOLDERS WHO ATTEND THE MEETING MAY VOTE IN PERSON EVEN IF THEY HAVE ALREADY SENT IN A PROXY.

                             RESPONSE ONCOLOGY, INC.
                             1805 MORIAH WOODS BLVD.
                            MEMPHIS, TENNESSEE 38117

                                   ----------

                                 PROXY STATEMENT

                                   ----------

                              GENERAL INFORMATION

         THIS PROXY STATEMENT is provided in connection with the solicitation of proxies by the Board of Directors (the "Board") of Response Oncology, Inc. (the "Company") for use at the annual meeting of shareholders to be held on July 10, 2001, (the "Annual Meeting") and any adjournment thereof. The mailing address of the principal executive offices of the Company is 1805 Moriah Woods Blvd., Memphis, Tennessee 38117. This Proxy Statement and the Proxy Form, Notice of Meeting and the Company's Annual Report on Form 10-K, all enclosed herewith, are first being mailed to the shareholders of the Company on or about June 10, 2001.

         No person is authorized to give any information or to make any representation not contained in this Proxy Statement and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement does not constitute the solicitation of a proxy in any jurisdiction where, or from any person to whom, it is unlawful to make such proxy solicitation. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.

THE PROXY

         The solicitation of proxies is being made on behalf of the Board primarily by the use of the mails. The cost of preparing and mailing this Proxy Statement and accompanying material, and the cost of any supplementary solicitation, which may be made by mail, telephone, telegraph or personally by officers and employees of the Company (who will receive no additional compensation for such activities), will be borne by the Company. The shareholder giving the proxy has the power to revoke it by delivering written notice of such revocation to the Secretary of the Company prior to the Annual Meeting or by attending the meeting and voting in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons.

         Shares of the Company's common stock, $.01 par value per share ("Common Stock"), represented by properly executed proxies, unless previously revoked, will be voted in accordance with the instructions on such proxies. If no instruction is indicated on the proxy, the named holders of the proxies will vote such shares of Common Stock (i) FOR the election of all Class I, Class II, and Class III director nominees named in the Proxy Statement; and (ii) FOR the ratification and selection of KPMG LLP as the Company's independent auditors for 2001. The named holders of proxies also will use their discretion in voting the Shares of Common Stock in connection with any other business that properly may come before the Annual Meeting.

VOTING RIGHTS

         Each outstanding share of Common Stock is entitled to one vote. Cumulative voting is not permitted. Only shareholders of record at the close of business on May 3, 2001 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. As of the close of business on April 20, 2001, the Company had outstanding 12,290,764 shares of Common Stock. Of the total number of outstanding shares of Common Stock on April 27, 2001, the directors and executive officers of the Company, consisting of 10 persons, owned 1,555,289 shares comprising 12.65% of such total.

         The presence at the Annual Meeting, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum to transact business at the Annual Meeting. Proxies received but marked as abstentions or broker non-votes will be counted as present for purposes of determining a quorum on all matters. A broker non-vote occurs when a broker holding shares registered in street name is permitted to vote in the broker's discretion on routine matters without receiving instructions from the client, but is not permitted to vote without instructions on non-routine matters, and the broker returns a proxy card with no vote on the non-routine matters.

         The vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. Plurality means that the individuals who receive the largest number of votes cast are elected as directors. The proposed ratification of the Company's independent auditors and any other matters submitted to the shareholders will be approved if the number of shares voted in favor of the proposal exceeds the number of shares cast against it. Abstentions and broker non-votes will not be counted as votes for or against any director nominee or any other matter considered at the Annual Meeting.

                     OWNERSHIP OF THE COMPANY'S COMMON STOCK

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth information as of April 20, 2001, based on filings with the Securities and Exchange Commission ("SEC") and information otherwise known to the Company, regarding each beneficial owner of more than five percent of its Common Stock:

                                             AMOUNT AND NATURE OF
     NAME OF BENEFICIAL OWNER                  BENEFICIAL OWNER         PERCENT OF CLASS(1)
     ------------------------                --------------------       -------------------
Dalton, Greiner, Hartman, Maher & Co.
565 Fifth Avenue, Suite 2101
New York, NY 10017                                 622,600                      5.06%

William D. Grant
One Ward Parkway, Suite 130
Kansas City, MO 64112                            1,072,847                      8.72%

William H. West, M.D.
1805 Moriah Woods Blvd.
Memphis, TN 38117                                  918,796(2)                   7.34%

(1) The percentages shown are based on 12,290,764 shares of Common Stock outstanding on April 20, 2001 plus, as to each individual and group listed, the number of shares of Common Stock deemed to be owned by such holder, for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), assuming conversion of any shares of the Company's Series A Preferred Stock and exercise of any options and warrants held by such holder, which stock, options and warrants may be converted or exercised within 60 days of April 20, 2001.

(2) Includes 227,816 shares of Common Stock which Dr. West has the right to acquire pursuant to the exercise of options and excludes options to purchase 33,333 shares of Common Stock that are not exercisable within 60 days of April 20, 2001.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth the beneficial ownership of Common Stock as of April 20, 2001 by (i) each director, (ii) each director nominee, (iii) the Chief Executive Officer and three other executive officers named in the Summary Compensation Table, and (iv) all directors, nominees and executive officers as a group. Unless otherwise noted, the persons named in the table have sole voting and sole investment power or share voting an investment power with their respective spouses.

                                          AMOUNT AND NATURE OF         PERCENT OF
      NAME OF BENEFICIAL OWNER            BENEFICIAL OWNERSHIP          CLASS(1)
      ------------------------            --------------------         ----------

Nelson M. Braslow, M.D.                                0(2)                0.0%
Executive Vice President and Chief
Medical Officer

Frank M. Bumstead                                235,781(3)               1.91%
Director

W. Thomas Grant II                               129,378(4)               1.05%
Director

P. Anthony Jacobs                                104,033(5)                  *
Director

Lawrence N. Kugelman                              77,000(6)                  *
Director

Anthony M. LaMacchia                             800,000(7)               6.25%
Director, President and Chief
Executive Officer

Patrick J. McDonough                                   0(8)                0.0%
Executive Vice President and
Chief Operating Officer

James R. Seward                                  147,117(9)               1.19%
Director

Peter A. Stark                                   180,000(10)              1.44%
Executive Vice President and Chief
Financial Officer

William H. West, M.D.                            918,796(11)              7.34%
Chairman

ALL DIRECTORS AND OFFICERS AS A
 GROUP (10 PERSONS)                            2,592,105(12)             19.45%

(1) The percentages shown are based on 12,290,764 shares of Common Stock outstanding on April 20, 2001 plus, as to each individual and group listed, the number of shares of Common Stock deemed to be owned by such holder, for purposes of Rule 13d-3 under the Exchange Act, assuming exercise of any options held by such holder, which options may be exercised within 60 days of April 20, 2001.

(2) Excludes options to purchase 150,000 shares of Common Stock for Dr. Braslow that are not exercisable within 60 days of April 20, 2001.

(3) Includes 26,000 shares of Common Stock which Mr. Bumstead has a right to acquire pursuant to the exercise of options.

(4) Includes 26,000 shares of Common Stock which Mr. Grant has the right to acquire pursuant to the exercise of options.

(5) Includes 26,000 shares of Common Stock which Mr. Jacobs has the right to acquire pursuant to the exercise of options.

(6) Includes 25,000 shares of Common Stock which Mr. Kugelman has the right to acquire pursuant to the exercise of options.

(7) Includes 500,000 shares of Common Stock which Mr. LaMacchia has the right to acquire pursuant to the exercise of options.

(8) Excludes options to purchase 150,000 shares of Common Stock that were cancelled upon the termination of Mr. McDonough's employment contract.

(9) Includes 26,000 shares of Common Stock which Mr. Seward has the right to acquire pursuant to the exercise of options.

(10) Includes 180,000 shares of Common Stock which Mr. Stark has the right to acquire pursuant to the exercise of options

(11) Includes 227,816 shares of Common Stock which Dr. West has the right to acquire pursuant to the exercise of options and excludes options to purchase 33,333 shares of Common Stock that are not exercisable within 60 days of April 20, 2001.

(12) Includes 1,036,816 shares of Common Stock as to which various officers and directors have rights to acquire pursuant to the exercise of options.

*        Represents less than 1% of total outstanding Common Stock.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         Director Meetings. The business of the Company is under the general management of the Board as provided by the Company's by-laws and the laws of Tennessee, the Company's state of incorporation. The Board regularly meets quarterly during the Company's fiscal year. There are presently seven directors, five of whom are "independent" as such term is defined by the rules of the National Association of Securities Dealers ("Independent Directors"). The Board held five meetings during fiscal 2000. Except for Mr. Grant, each of the directors attended at least 75% of the aggregate of the (i) the total number of meetings of the Board and (ii) the total number of meetings of all committees of the Board on which the Director then served.

         Executive Committee. The Board of Directors has established an Executive Committee, which currently consists of Messrs. Bumstead (Chairman), Jacobs, Kugelman (appointed to Executive Committee during 2000) and Seward, each of whom is an Independent Director, Mr. LaMacchia and Dr. West. The Executive Committee was created to have more routine, detailed meetings with management and is empowered to act on behalf of the Board of Directors between meetings when such action is considered necessary. The Executive Committee met two times during fiscal 2000.

         Audit Committee. The Board of Directors has established an Audit Committee, which currently consists of Messrs. Bumstead, Kugelman, Jacobs and Seward (Chairman), each of whom is an Independent Director. The Audit Committee provides assistance and advice to the Board on auditing and related matters and reviews management's selection of independent auditors. The Audit Committee met three times during fiscal 2000.

         Nominating and Compensation Committee. The Board has established a Compensation Committee, which currently consists of Messrs. Bumstead, Kugelman, Jacobs (Chairman) and Seward, each of whom is an Independent Director. The Compensation Committee reviews compensation, including stock incentives, of the Company's executive officers, and makes recommendations to the Board with respect to such compensation matters. The Compensation Committee also administers the Company's 1990 Non-Qualified Stock Option Plan (which expired during 2000) and 1996 Stock Incentive Plan. The Compensation Committee serves as the Company's nominating committee. The Compensation Committee met two times during fiscal 2000.

COMPENSATION OF DIRECTORS

         Directors who are executive officers or employees of the Company do not receive additional remuneration as directors. Independent Directors receive an annual retainer fee of $10,000, $1,500 for each Board meeting attended, and $750 for each committee meeting attended. Such compensation is payable in respect of all duly noticed meetings and is payable whether the director attends in person or by telephone. Such compensation may be deferred at the election of the director and paid later in cash or in shares of Common Stock. Independent Directors are granted options to purchase 1,000 shares of Common Stock during each calendar quarter of service as a director. To ensure compliance with Rule 16b-3 under the Exchange Act, no options granted to such Independent Directors may be exercised earlier than six months from the grant date. All directors are eligible to receive reimbursement of expenses, if any, incurred in attending meetings of the Board and its committees.

NOMINEES FOR DIRECTORS

         The Company's charter divides the Board into three classes, with each having not less than one nor more than five directors. Class I directors are elected for terms of three years; Class II directors for terms of two years; and Class III directors for terms of one year. The Board has set at seven the number of directors constituting the full Board.

         Dr. West and Mr. Bumstead serve as Class I directors and have been nominated for election to continue to serve as Class I directors. Messrs. Jacobs and Kugelman currently serve as Class II directors and have been nominated for election to continue to serve as Class II directors. Messrs. Grant, LaMacchia, and Seward currently serve as Class III directors and have been nominated for election to continue to serve as Class III directors.

         Unless a shareholder specifies otherwise, it is intended that such shareholder's Common Stock will be voted FOR the election of the nominees to serve as directors until the expiration of their respective terms and until their successors are elected and qualified. If any nominee shall become unavailable or unwilling to serve the Company as a director for any reason, the persons named in the Proxy Form are expected to consult with the management of the Company in voting the shares represented by them. The Board has no reason to doubt the availability of any of the nominees, and each has indicated his willingness to serve as a director if elected.

                           DIRECTOR NOMINEES - CLASS I
                              (TERMS EXPIRING 2004)

WILLIAM H. WEST, M.D., age 53, has been a director of the Company since 1985. He has served as Chairman of the Board of Directors of the Company since February 1993. Dr. West served as Chief Executive Officer of the Company from May 1989 to January 1996 and Medical Director of the Company from 1985 to February 1996. Dr. West served as President of the Company from May 1989 to February 1993.

Committees: Executive

FRANK M. BUMSTEAD, age 59, has been a director of the Company since 1985. He has served as the Vice-Chairman of the Board of the Company since February 1993. Mr. Bumstead was the Chairman of the Board of the Company from January 1989 to February 1993. He has been the President and Chief Executive Officer of Flood, Bumstead, McCready and McCarthy, Inc., a financial management and business consulting firm, since January 1990. Mr. Bumstead is also a director of Syntroleum Inc., American Retirement Corporation, and TBA Entertainment, Inc., serving on the compensation committee of the latter company. Mr. Bumstead serves as the Chairman of the executive committee of American Retirement Corporation.

Committees: Compensation, Executive (Chairman), and Audit

                          DIRECTOR NOMINEES - CLASS II
                              (TERMS EXPIRING 2003)

P. ANTHONY JACOBS, age 59, has been a director of the Company since 1990. Mr. Jacobs is the retired President and Chief Executive Officer of Lab Holdings, Inc., a position he held from September 1997 until August 1999. From May 1993 to September 1997, Mr. Jacobs served as President of Seafield Capital Corporation and as Chief Operating Officer from May 1990 to September 1997. From December 1996 to August 1998, Mr. Jacobs also served as Chairman of the Board of SLH Corporation. Mr. Jacobs is a director of Trenwick Group, Inc., and Syntroleum, Inc.

Committees: Compensation (Chairman), Executive, and Audit

LAWRENCE N. KUGELMAN, age 58, has been a director of the Company since August 1996. Mr. Kugelman has been a self-employed health care consultant since October 1996. From December 1995 to October 1996, he served as President and Chief Executive Officer of Coventry Corp, a managed health care company. From April 1995 to December 1995, Mr. Kugelman was a self-employed health care consultant. From January 1993 to April 1995, he was Executive Vice President of American Medical International, and prior to that he was President and Chief

Executive Officer of Health Plan of America. Mr. Kugelman is also a director of Coventry Corporation and Premier Practice Management, Inc.

Committees: Compensation, Executive and Audit

                          DIRECTOR NOMINEES - CLASS III
                              (TERMS EXPIRING 2002)

ANTHONY M. LAMACCHIA, age 47, has been a director of the Company since November 1999. Mr. LaMacchia has served as the President and Chief Executive Officer of the Company since November 1999. Previously, he served as Chief Operating Officer of Salick Health Care, Inc., a publicly traded cancer services company acquired by Zeneca PLC in 1995, from June 1998 to June 1999 and Executive Vice President of Operations from April 1997 to June 1998. From 1984 until his appointment to Executive Vice President of Operations, Mr. LaMacchia held progressively responsible senior management positions at Salick Health Care, Inc. in the areas of operations, strategic planning and reimbursement. He is a certified public accountant.

Committees: Executive

W. THOMAS GRANT II, age 49, has been a director of the Company since 1991. Mr. Grant has been the Chairman, President and Chief Executive Officer of Lab One, Inc., a reference laboratory company that provides testing and information services, since October 1995. He had been the Chairman, President, and Chief Executive Officer of Seafield Capital Corporation from May 1993 to July 1997. Mr. Grant serves as a director for AMC Entertainment, Inc., Kansas City Power & Light Company, Commerce Bancshares, Inc., Lab One, Inc., and Business Men's Assurance Company of America.

Committees: None

JAMES R. SEWARD, age 48, has been a director of the Company since 1990. Mr. Seward served as the President and Chief Executive Officer of SLH Corporation, an investment holding company, from December 1996 to August 1998, and is presently a private investor. Mr. Seward previously served as the Executive Vice President of Seafield Capital Corporation from May 1993 to July 1997 and was the Senior Vice President of Seafield Capital Corporation, an investment holding company, from August 1990 to May 1993. Mr. Seward also served as the Chief Financial Officer of Seafield Capital Corporation from February 1991 to July 1997. Mr. Seward serves as a Director of Lab One, Inc., Concorde Career Colleges and Syntroleum, Inc. Mr. Seward is a Chartered Financial Analyst.

Committees: Compensation, Executive, and Audit (Chairman)

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to his original employment agreement, the Company sold to Mr. LaMacchia on November 16, 1999, 300,000 shares of Common Stock in consideration of Mr. LaMacchia's promissory note in the principal amount of $300,000 payable in full on the fifth anniversary of the date of the note, bearing interest at the annual rate of 6.08% payable annually in arrears. Payment under the note is subject to demand and acceleration of (i) the entire principal amount if Mr. LaMacchia's employment is terminated with cause or in connection with a change of control or if he voluntarily terminates his employment and (ii) one-half of the principal amount, with the other half forgiven, if his employment is terminated without cause. On January 1, 2001, the Company amended its promissory note with Mr. LaMacchia and agreed to reduce the principal amount by and forgive the repayment of $204,000. The Company also loaned to Mr. LaMacchia $40,000 on November 16, 1999, evidenced by an unsecured promissory note bearing interest at the annual rate of 5.57%. The note was to be repaid on January 31, 2000 unless Mr. LaMacchia had not by that time been terminated for cause, in which case the note would be forgiven. The note and accrued interest was forgiven as of January 31, 2000.

                             EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS OF THE COMPANY

WILLIAM H. WEST, M.D., CHAIRMAN: Dr. West has served as Chairman of the Board since February 1993 and Chief Medical Officer from October 1998 until August 2000. Previously, he served as Chief Executive Officer from May 1989 to January 1996 and as Chief Medical Officer from 1985 to February 1996. Dr. West is a medical oncologist and founder of the West Clinic (a medical oncology clinic in Memphis). He has been a director of the Company since 1985. In addition, Dr. West has served as a Senior Researcher at the National Cancer Institute and he has had numerous articles published in major industry publications, including THE NEW ENGLAND JOURNAL OF MEDICINE.

ANTHONY M. LAMACCHIA, PRESIDENT AND CHIEF EXECUTIVE OFFICER: Mr. LaMacchia has served as President and Chief Executive Officer of the Company since November 1999. Previously, he served as Chief Operating Officer of Salick Health Care, Inc., a publicly traded cancer services company acquired by Zeneca PLC in 1995, from June 1998 to June 1999 and Executive Vice President of Operations from April 1997 to June 1998. From 1984 until his appointment to Executive Vice President of Operations, Mr. LaMacchia held progressively responsible senior management positions at Salick Health Care, Inc. in the areas of operations, strategic planning and reimbursement. Mr. LaMacchia is a certified public accountant.

PATRICK J. MCDONOUGH, EXECUTIVE VICE PRESIDENT AND CHIEF OPERATING OFFICER: Mr. McDonough has served as Executive Vice President and Chief Operating Officer of the Company since January 2000. Prior to joining the Company, he was Vice President of Operations at Salick Health Care, Inc., where he worked together with Mr. LaMacchia over a seven-year period in positions of increasing responsibility, including Vice President of Business Development in 1998 and 1999. Prior to joining Salick Health Care, Mr. McDonough held the distinguished position of Executive Director of the Susan G. Komen Foundation, the largest non-profit breast cancer foundation in the United States.

PETER A. STARK, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER: Mr. Stark has served as Executive Vice President and Chief Financial Officer since November 2000. Previous to his appointment as CFO, Mr. Stark served as the Company's Interim Chief Financial Officer from November 1999 until October 2000 and as the Company's controller from March 1997 until October 1999. Prior to joining the Company, from November 1993 until March 1997, Mr. Stark served as corporate controller for The Pallet Factory, Inc., a manufacturing company headquartered in Memphis, Tennessee. From August 1990 until October 1993, Mr. Stark was a senior associate in business assurance with the international accounting firm of Coopers & Lybrand. Mr. Stark is a certified public accountant.

NELSON M. BRASLOW, M.D., MPH, FACPE, EXECUTIVE VICE PRESIDENT AND CHIEF MEDICAL
OFFICER: Dr. Braslow, M.D. has served as the Company's Chief Medical Officer since in September 2000. Prior to joining the Company, Dr. Braslow held the position of Senior Medical Director for Medical Management with Blue Cross of Northeastern

Pennsylvania, a health care insurance company. Following 10 years of private medical practice, Dr. Braslow held various positions with companies which eventually came under the umbrella of the United Healthcare Corporation, also a health care insurer. Those positions included: Medical Director for the New York State Empire Plan with Metropolitan Healthcare Management Corporation; Vice President - Science of Medicine at MetraHealth Corporation, where he was Chairman of National Medical Advisory Committee and Chairman of National Pharmacy and Therapeutics Committee; as well as the National Medical Director for Technology Assessment at United Healthcare Corporation. Dr. Braslow is a graduate of Harvard Medical School and is board certified in internal medicine with qualifications in geriatric medicine, critical care medicine and pulmonary disease. He is licensed to practice medicine in New York and Pennsylvania.

EMPLOYMENT CONTRACTS; CHANGE OF CONTROL ARRANGEMENTS

         Each of Messrs. LaMacchia and Stark and Dr. Braslow has executed an employment contract providing for his continued employment. The employment contracts provide for the following base salaries: Mr. LaMacchia - $325,000; Mr. Stark - $185,000; and Dr. Braslow - $225,000. Annual bonuses are determined in accordance with policies, and are based on performance targets, established by the Compensation Committee. In addition, each executive is entitled to all other employee benefits for which any salaried employee of the Company is eligible. As discussed below in "Severance and Termination Agreements," Mr. McDonough executed an employment agreement effective January 3, 2000, pursuant to which he agreed to serve as the Company's Executive Vice President and Chief Operating Officer. Effective January 15, 2001, Mr. McDonough executed a termination agreement and release with the Company. The original contract with Mr. McDonough provided for a base salary of $195,000. During the time that Mr. McDonough remains employed with the Company, he will be paid at the same salary rate that he was previously paid and can participate in all employee benefit plans that are eligible for salaried employees. The terms and conditions of each employment contract are described below.

         Employment Agreement with Mr. LaMacchia. Mr. LaMacchia executed an employment agreement effective as of November 1, 1999 pursuant to which he agreed to serve as the Company's President and Chief Executive Officer. Certain terms of Mr. LaMacchia's employment agreement were amended ("Amended Agreement") effective January 1, 2001. The agreement has a term of two years and is automatically extended on the first day of each month beginning December 1, 2000, and as amended, February 1, 2001, for an additional one-month period. The agreement provides for a base salary of $315,000 ($325,000 per the Amended Agreement) and requires the Compensation Committee to adopt annually an incentive bonus program for up to 50% of base compensation (the "Base Bonus"). In December 2000, the Company paid a Base Bonus for calendar year 2000 of $70,000 (the "Guaranteed Bonus"). The agreement also provides for the payment of a supplemental cash bonus (the "Supplemental Bonus") of up to $300,000 if certain performance targets are achieved, as follows: (a) $100,000 if Mr. LaMacchia has been employed for at least one year and thereafter the per share closing price of the Common Stock on the Nasdaq National Market or a national securities exchange, or the closing bid price of the stock if it is traded in an over-the-counter or other dealer market, for 10 consecutive trading days (the "Market Price") is more than $3.00; (b) an additional $100,000 if Mr. LaMacchia has been employed for at least one year and thereafter the Market Price is more than $8.00; (c) an additional $100,000 if Mr. LaMacchia has been employed for at least two years and thereafter the Market Price is more than $12.00; and (d) $300,000 (including a credit for any Supplemental Bonuses previously paid), if Mr. LaMacchia has been employed for at least one year and thereafter the Market Price is more than $15.00 or if a merger, sale of the Company, recapitalization or other liquidity event occurs that provides at least $15.00 per share value to the holders of the Common Stock. Mr. LaMacchia is also entitled to all other employee benefits for which the Company's executive officers or employees are eligible.

         Mr. LaMacchia's employment agreement provides for termination of compensation (except base salary, accrued but unpaid vacation and a prorated portion of the Guaranteed Bonus) as of the employment termination date upon a termination for "cause" by the Company or a voluntary termination by Mr. LaMacchia. Cause is defined as (a) conviction of a felony; (b) theft, embezzlement, misappropriation of or intentional infliction of material damage to the Company's property or business opportunity; (c) intentional breach of noncompetition provisions of the employment agreement; or (d) the ongoing willful neglect of or failure to perform his employment duties or the ongoing willful failure or refusal to follow any reasonable, unambiguous duly adopted written direction of the Board or a Board committee not inconsistent with Mr. LaMacchia's duties under the employment agreement, if such neglect or failure is materially damaging or detrimental to the Company's business and operations and if such neglect or failure continues for at least 30 days after written notice thereof from the Board. All vested options will remain exercisable for three months after termination for cause or voluntary termination.

         If Mr. LaMacchia's employment is terminated as a result of death or permanent disability, the Company will pay him or his estate semi-monthly payments of his base salary for one year, as well as amounts due under benefit plans and the pro rata portion of any bonuses due. Mr. LaMacchia would also be entitled to participate in all benefit plans for which he was eligible for a minimum of one year following termination due to permanent disability.

         If Mr. LaMacchia's employment is terminated by the Company without cause, or if he terminates employment for "good reason", (a) his base salary will be paid for the greater of the remainder of his employment term or one year after termination, (b) amounts due under any benefit or award plans, as well as accrued bonuses, will be paid as of the employment termination date, (c) he will be entitled to participate in all benefit plans for which he was eligible for a minimum of one year following termination due to permanent disability, (d) all options held by him will become fully vested and immediately exercisable and his right to exercise such options will continue as if his employment had continued and (e) all legal fees incurred by him as a result of such termination will be paid by the Company. Mr. LaMacchia may elect to receive a cash payment in lieu of any outstanding and unexercised options in an amount equal to the product of
(x) the fair market value as of the termination date of the Common Stock underlying such options less the per share exercise price thereof, times (y) the number of shares of Common Stock underlying such options. "Good reason" is defined as (1) a change in Mr. LaMacchia's status, position or responsibilities (including reporting responsibilities) which, in his reasonable judgment and without his consent, represents a reduction in or demotion of his status, position or responsibilities as in effect immediately prior to such change; the assignment to him of any duties or responsibilities which, in his reasonable judgment, are inconsistent with such status, position or responsibilities; or any removal of him from or failure to reappoint or reelect him to any of such positions, except in connection with a termination for cause, as a result of his death or permanent disability or by voluntary termination; (2) a reduction in his base salary as in effect as of November 1, 1999 or as increased thereafter, or modifying, suspending, discontinuing or terminating any award or benefit plan in a manner which treats him differently from other similarly situated employees or singles out or discriminates against him; (3) the relocation of the Company's principal executive offices to, or the Company requiring him to be based at, a location outside a 30-mile radius of Memphis, Tennessee, without his consent, except for reasonably required travel on Company business; (4) the Company's failure to continue to provide him with compensation and benefits required under his employment agreement or benefits substantially similar to those provided to him under any of the employee benefit plans in which he is or becomes a participant, or any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive him of any material fringe benefits enjoyed by him at the time of a change of control (as defined below);
(5) any material breach by the Company of his employment agreement; (6) any purported termination of his employment by the Company not in accordance with the procedures set forth in his employment agreement; or (7) the Company's failure to obtain an agreement reasonably satisfactory to him from any successor or assign of the Company to assume and agree to perform his employment agreement.

         If Mr. LaMacchia's employment is terminated by the Company without cause in anticipation of, or within 18 months after, a "change of control", if he resigns for good reason on or within 18 months after a change of control, or if he gives notice of a voluntary termination during the 30 days immediately after a change of control or the first anniversary thereof, the Company is obligated to pay to Mr. LaMacchia the following on his employment termination date: (a) base salary earned but not paid through the termination date; (b) amounts due under award or benefit plans, including the Guaranteed Bonus or the pro rata amount of any anticipated bonus for the fiscal year in which termination occurs; (c) a termination payment equal to the sum of two times his annual base salary then in effect plus two times the average annual cash bonus paid to him for the previous two fiscal years (or $140,000 if such termination occurs prior to January 1, 2001); and (d) the amount of any excise tax incurred by him pursuant to the "excess parachute payment" rules under the Internal Revenue Code of 1986, as amended (the "Code"), plus any additional taxes (including additional excise taxes) payable by him as a result of such payment, assuming he will be subject to such taxes at the highest individual margin rate. Additionally, in any such event (1) Mr. LaMacchia would be permitted to participate in all benefit plans in which he was eligible to participate immediately prior to termination, for a minimum of two years after termination, and (2) all options granted to him would become fully vested and immediately exercisable in accordance with the terms and conditions of the applicable option plan. Mr. LaMacchia would also be able to elect to receive a cash payment in lieu of any outstanding and unexercised options in an amount equal to the product of (x) the fair market value as of the termination date of the Common Stock underlying such options less the per share exercise price thereof, times
(y) the number of shares of Common Stock underlying such options. A "change of control" for purposes of Mr. LaMacchia's employment agreement is deemed to have occurred if (i) any "person" (as used in Section 13(d) and Section 14(d)(2) of the Exchange Act, becomes, is discovered to be, or files a report on Schedule 13D or 14D-1 disclosing that such person is a beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing

25% or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors, regardless of whether or not the Board has approved the acquisition of such securities by the acquiring person; (ii) individuals who, as of November 1, 1999, constitute the Board cease for any reason to constitute a majority of the Board, unless any such change is approved by the vote of at least 80% of the members of the Board in office immediately prior to such cessation; (iii) the Company is merged, consolidated or reorganized into or with another corporation or other legal person, or securities of the Company are exchanged for securities of another corporation or other legal person, and immediately after such merger, consolidation, reorganization or exchange less than 80% of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held, directly or indirectly, in the aggregate by the holders of securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; (iv) the Company in any transaction or series of related transactions, sells all or substantially all of its assets to any other corporation or other legal person and less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or sales are held, directly or indirectly, in the aggregate by the holders of securities entitled to vote generally in the election of directors of the Company immediately prior to such sale; (v) the Company and its affiliates shall sell or transfer (in a single transaction or series of related transactions) to a non-affiliate business operations or assets that generated at least two-thirds of the consolidated revenues (determined on the basis of the Company's four most recently completed fiscal quarters for which reports have been filed under the Exchange Act) of the Company and its subsidiaries immediately prior thereto;
(vi) the Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K that a change in control of the Company has occurred; (vii) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or (viii) any other transaction or series of related transactions occur that have substantially the effect of the transactions specified in any of the preceding clauses in this sentence.

         In accordance with Mr. LaMacchia's original employment agreement, on November 1, 1999, the Company granted to him under the 1996 Stock Incentive Plan (the "1996 Plan") options, intended to be incentive stock options as defined in the Code, to purchase 500,000 shares of Common Stock at a per share exercise price of $0.688, which was the fair market value of such stock on the grant date. 170,000 of these options vested and became exercisable immediately and 110,000 vest and become exercisable on each of the three anniversaries of the commencement of Mr. LaMacchia's employment. In accordance with the Amended Agreement, the Company has agreed to modify these 500,000 options by reducing the exercise price to $0.32 per share. The Company and Mr. LaMacchia also acknowledged that this reduction in the exercise price may result in the reclassification of some of Mr. LaMacchia's options as nonqualified options (i.e., options which are not Incentive Stock Options within the meaning of Section 422 of the Code), and they agreed to maximize the number of options which are treated as incentive stock options as permitted under the applicable tax law.

         Also pursuant to the original employment agreement, the Company sold to Mr. LaMacchia on November 16, 1999, 300,000 shares of Common Stock in consideration of Mr. LaMacchia's promissory note in the principal amount of $300,000 payable in full on the fifth anniversary of the date of the note, bearing interest at the annual rate of 6.08% payable annually in arrears. Payment under the note is subject to demand and acceleration of (i) the entire principal amount if Mr. LaMacchia's employment is terminated with cause or in connection with a change of control or if he voluntarily terminates his employment and (ii) one-half of the principal amount, with the other half forgiven, if his employment is terminated without cause. On January 1, 2001, the Company amended its promissory note with Mr. LaMacchia and agreed to reduce the principal amount by and forgive the repayment of $204,000. The Company also loaned to Mr. LaMacchia $40,000 on November 16, 1999, evidenced by an unsecured promissory note bearing interest at the annual rate of 5.57%. The note was to be repaid on January 31, 2000 unless Mr. LaMacchia had not by that time been terminated for cause, in which case the note would be forgiven. The note and accrued interest was forgiven as of January 31, 2000. The Company also agreed to pay to Mr. LaMacchia $40,000 within five business days after he notifies the Company of his intent to sell his California residence and to loan to Mr. LaMacchia $100,000 on the date he purchases a new residence in Memphis, Tennessee. This loan is to be evidenced by a note, bearing interest at the applicable federal rate, secured by a second mortgage on such residence and will mature five years after funding. The $40,000 relocation payment was made on March 31, 2000. The $100,000 relocation equity loan has not been funded.

         Pursuant to the terms of the Amended Agreement, the Company agreed to restructure the terms of its loans to Mr. LaMacchia's if he remains employed by the Company in accordance with the terms of the agreement continuously through January 1, 2002, as follows: (i) forgive $48,000 of the principal amount of the Promissory Note, (ii) forgive all accrued interest on said note, and (iii) pay to Mr. LaMacchia as additional compensation cash of $24,000, which amount shall be paid no later than February 1, 2002. If Mr. LaMacchia remains employed by the Company in accordance with the terms of this agreement continuously through January 1, 2003, then the Company shall (i) forgive all remaining outstanding principal and accrued interest on the Promissory Note, and (ii) pay to Mr. LaMacchia as additional compensation cash of $24,000, which amount shall be paid no later than February 1, 2003.

         In the event of a restructuring, Mr. LaMacchia will be entitled to a restructuring bonus equal to two times his base salary, plus two times the maximum amount of his base bonus. Mr. LaMacchia will be entitled to the restructuring bonus if he is employed by the Company during the lesser of (i) the entire restructuring period or (ii) the first 90 days of a restructuring period and, in either case, if he is terminated (other than for a change of control) by the Company for any reason other than for cause. The restructuring bonus will be paid within ten days after the completion of the restructuring or the termination of Mr. LaMacchia. In the event that a restructuring results directly in a change of control of the Company, then Mr. LaMacchia will not be entitled to the restructuring bonus, but he shall still be eligible to receive the compensation and benefits as described below for a change in control. In the event that the restructuring bonus is earned by, and paid to, Mr. LaMacchia and there is subsequently a change of control of the Company unrelated to the restructuring, then Mr. LaMacchia will also be eligible to receive the compensation and benefits as provided for in the change in control.

         Upon the commencement of a restructuring period, the Company will deposit with an escrow agent, pursuant to an escrow agreement between the Company and such escrow agent, a sum of money or marketable securities which is sufficient in the opinion of the Company's management to fund 80% of the amounts which may become due to Mr. LaMacchia which will be utilized to pay the bonuses for restructuring and/or a change in control.

         In the event of a change in control, as defined by Section 280G of the Code, or a change in ownership of greater than 50% of the company's assets, the Company agreed to pay Mr. LaMacchia a supplemental bonus in a lump-sum equal to
2.5 times his annual base salary in effect on the termination date plus 2.5 times the maximum possible base bonus in consideration of all covenants relative to Mr. LaMacchia's employment, including, without limitation, his covenant not to compete with the Company. In addition, Mr. LaMacchia will be entitled to all benefit plans which he was eligible to participate in immediately prior to the termination date (to the extent such participation is possible under the laws then pertaining to such benefit plans), for a minimum of two and one-half (2.5) years following his termination date.

         While Mr. LaMacchia is employed by the Company and for a period of two years following employment termination for any reason other than a termination without cause or a resignation for good reason (unless such resignation for good reason is in connection with a change of control), he has agreed not to compete with the Company.

         Employment Agreement with Mr. Stark. The Company executed an agreement with Mr. Stark effective January 1, 2001, by which he agreed to serve as the Company's Chief Financial Officer. The agreement provides a compensation package which includes a base salary of $185,000 and an annual bonus for up to 40% of base salary, subject to the Board of Director's evaluation of Mr. Stark's performance and on performance targets established annually by the Board of Directors.

         In addition, Mr. Stark is eligible to receive a supplemental retention bonus equal to 1.5 times his base salary, plus a bonus up to 40% of base salary, to encourage him to remain with the Company during the reorganizing and restructuring period. The retention bonus will be payable to Mr. Stark within ten days of the effective date that the Company emerges from bankruptcy or the Board declares that the period of restructuring has concluded.

         In accordance with his employment agreement, the Company granted Mr. Stark 100,000 stock options of the Company's common stock from its 1996 Stock Incentive Plan, all vesting on the grant date with an exercise price of $0.313 a share.

         In the event of a Mr. Stark is terminated in the event of a change in control, as defined by Section 280G of the Code, or a change in ownership of greater than 50% of the company's assets, the Company agreed to pay Mr. Stark a supplemental bonus. If Mr. Stark is terminated within four months prior to or within one year following the change in control, this bonus will be payable to Mr. Stark within 60 days of his termination, in a lump-sum equal to 18 months of base salary, plus a bonus of 40% of base salary. In addition, Mr. Stark will be entitled to all benefit plans which he was eligible to participate in immediately prior to the termination date (to the extent such participation is possible under the laws then pertaining to such benefit plans), for a minimum of two and one-half (2.5) years following the termination date.

         Upon commencement of restructuring, the agreement requires the Company to fund 80% of these amounts with an escrow agent to pay Mr. Stark's bonuses for retention and/or a change of control.

         Mr. Stark's agreement has a term of two years from the effective date and is automatically renewed for successive one-year terms, unless terminated by either party within 90 calendar days before the end of the initial or renewal terms.

         Employment Agreement with Dr. Braslow. The Company executed an agreement with Dr. Braslow effective September 18, 2000, by which he agreed to serve as the Company's Chief Medical Officer. The agreement provides for a compensation package which includes a base salary of $225,000 and an annual incentive bonus equal to up to 40% of base salary. The annual bonus is payable at the end of the calendar year subject to the Board of Director's evaluation of Dr. Braslow's performance and on performance targets established annually by the Board of Directors.

         The agreement also provided Dr. Braslow with relocation assistance of $23,000, and a supplemental bonus of $39,700 payable on April 1, 2001, provided he is still employed by the Company on that date.

         In accordance with his employment agreement, the Company granted Dr. Braslow 100,000 stock options of the Company's common stock from its 1996 Stock Incentive Plan, vesting over three years of employment, at an exercise price of $1.094. In the event of a merger, liquidation or a change in control, vesting will accelerate and all remaining unvested shares will vest as the effective date of the event.

         In the event the agreement is terminated within one year of a change in control, as defined by Section 280G of the Code, or a change in ownership of greater than 50% of the company's assets, the Company agreed to pay Dr. Braslow a supplemental bonus. The supplemental bonus will be equal to his current base salary, plus his prior years incentive bonus, or if employed for less than one year, his current base salary, plus an incentive bonus prorated based on the number of months employed.

         Dr. Braslow's agreement has a term of two years from the effective date and is automatically renewed for successive one-year terms, unless terminated by either party within 90 calendar days before the end of the initial or renewal terms.

SEVERANCE AND TERMINATION AGREEMENTS

         Effective as of January 31, 2000, Mr. Scott resigned as Chief Operating Officer of the Company. Pursuant to the terms of his resignation, the Company paid Mr. Scott approximately $262,000, less applicable withholding and employment taxes. Included in such payment was the cost of Mr. Scott's major medical health insurance for a period of 24 months. The amount was paid in two equal installments in January and March of 2000, respectively.

         Mr. McDonough executed an employment agreement effective January 3, 2000, pursuant to which he agreed to serve as the Company's Executive Vice President and Chief Operating Officer. Effective January 15,

2001, Mr. McDonough executed a termination agreement and release with the Company which expires December 31, 2001. Pursuant to the terms of his termination agreement, Mr. McDonough agreed to accept a lump-sum severance of $125,000, less applicable withholding and employment taxes. During the time that Mr. McDonough remains employed with the Company, he will be paid at the same salary rate that he was previously paid and can participate in all employee benefit plans that are eligible for salaried employees. In addition, Mr. McDonough agreed to forfeit all such options and all rights to exercise such options that were granted to him in his original employment agreement.

COMPENSATION TABLES

         The following table sets forth the compensation for services rendered in all capacities to the Company for each of the fiscal years ended December 31, 2000, 1999 and 1998, of (1) each individual who served as the Company's Chief Executive Officer during the year ended December 31, 2000, (2) the Company's other three most highly compensated executive officers as of December 31, 2000 whose total annual salary and bonus exceeded $100,000 and (3) one additional person who ceased being an executive officer during the year ended December 31, 2000 but who would have been one of the four most highly compensated executive officers as of year end if he had been an executive officer as of such time (collectively, the "named executive officers"):

                           SUMMARY COMPENSATION TABLE

                                             ANNUAL                     LONG TERM            OTHER COMPENSATION
                                          COMPENSATION             COMPENSATION AWARDS
                                     ----------------------      -----------------------   -----------------------
    NAME AND PRINCIPAL                                           OPTIONS/         LTIP      401(K)      OTHER (2)
         POSITION            YEAR     SALARY         BONUS          SARs         PAYOUTS   PLAN(1)
    ------------------       ----    --------      --------      --------        -------   -------      ----------

Nelson M. Braslow, M.D       2000    $ 60,577            --       150,000           --      $  110      $   25,460
Executive Vice President     1999          --            --            --           --          --              --
and Chief Medical Officer    1998          --            --            --           --          --              --
(3)

Anthony M. LaMacchia         2000    $315,000      $ 70,000            --           --      $1,750      $   92,674(5)
President and Chief          1999      48,462            --       500,000           --          --              --
Executive Officer(4)         1998          --            --            --           --          --              --

Patrick J. McDonough         2000    $191,250            --       150,000           --      $1,750              --
Executive Vice President     1999          --            --            --           --          --              --
and Chief Operating          1998          --            --            --           --          --              --
Officer(6)

Kenneth L. Scott             2000    $ 18,500            --            --           --      $1,750      $  266,954
Former Chief Operating       1999     185,000        10,000            --           --       1,750              --
Officer(7)                   1998     185,000        55,500            --           --       1,250              --

Peter A. Stark               2000    $154,711      $ 22,125            --           --      $1,750              --
Executive Vice President     1999     113,462        27,125        50,000           --       1,750              --
and Chief Financial          1998      75,346        25,738            --           --       1,250              --
Officer(8)

(1) The amounts set forth in this column include Company matching contributions paid or accrued to the named executive's account in the Company's 401(k) Profit Sharing Plan, pursuant to which substantially all employees of the Company are eligible to participate.

(2) Other compensation includes amounts paid by the Company to executive officers for severance agreements, relocation assistance, vacation payouts and loan forgiveness.

(3) Dr. Braslow commenced employment with the Company as Chief Medical Officer in September 2000.

(4) Mr. LaMacchia commenced employment with the Company as President and Chief Executive Officer in November 1999.

(5) The Company loaned Mr. LaMacchia $40,000 on November 16, 1999 pursuant to the terms of his employment agreement that was subsequently forgiven on January 31, 2001.

(6) Mr. McDonough commenced employment with the Company as Chief Operating Officer in January 2000.

(7) Mr. Scott resigned as Chief Operating Officer effective January 31, 2000. See "Severance Agreement".

(8) Mr. Stark served as the Company's Controller from March 1997 until his appointment to Interim Chief Financial Officer in November 1999. He was appointed Executive Vice President and Chief Financial Officer in November 2000.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

         The following table provides information on the option grants during the 2000 fiscal year to the named executive officers. No other options were granted to the named executive officers in fiscal 2000.

                                Individual Grants

                                              % of Total                                          Potential
                                                Options                                        Realizable Value
                                              Granted To                                     At Assumed Rates of
                                               Employees       Exercise                       Annual Stock Price
                                Options           In             Price       Expiration        Appreciation for
                                Granted       Fiscal Year    ($/Share)(1)       Date            Option Term(2)
                                -------       -----------    ------------    ----------     ----------------------
                                                                                               5%           10%
                                                                                            --------      --------
Nelson M. Braslow, M.D.         100,000(3)       36.4%           $1.094        9/5/10       $ 68,801      $174,355

Patrick J. McDonough(4)         150,000(3)       54.5%           $1.125        1/3/10       $106,126      $268,944

(1) Exercise price represents fair market value of the Common Stock at the date the stock option was granted.

(2) The amounts reflected were computed pursuant to instruction 7 to Item 402(c) of Regulation S-K and are not intended to be a prediction of future appreciation in market value of the Common Stock. No gain to the recipient of the foregoing options is realizable by the named executive without an increase in the market value of the Common Stock that benefits all shareholders.

(3) Options are vested equally on each of the three anniversaries of the date of grant.

(4) The options granted to Mr. McDonough were cancelled effective January 15, 2001. See "Severance and Termination Agreements."

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

The following table provides information with respect to the value of unexercised options of each named executive officer at December 31, 2000. No named executive officer exercised any options during the year ended December 31, 2000.

                                  Number of Shares Underlying           Value of Unexercised
                                       Unexercised Options              In-the-Money Options
                                       At Fiscal Year End              at December 31, 2000(1)
                                  ----------------------------     ------------------------------
          Name                    Exercisable    Unexercisable     Exercisable      Unexercisable
          ----                    -----------    -------------     -----------      -------------

Nelson M. Braslow, M.D.                   0         150,000            $0                 $0

Anthony M. LaMacchia                500,000               0            $0                 $0

Patrick J. McDonough(2)                   0         150,000            $0                 $0

Peter A. Stark                      180,000               0            $0                 $0

William H. West, M.D.               227,816          33,333            $0                 $0

(1) Based upon the closing price of $0.25 per share of the Common Stock on the Nasdaq Stock Market on December 29, 2000.

(2) The options granted to Mr. McDonough were cancelled effective January 15, 2001. See "Severance and Termination Agreements."

                      REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee of the Board (the "Committee") is composed entirely of Independent Directors. The Committee meets periodically to review and recommend for Board approval the Company's compensation program for senior executives and other key employees and independently administers the stock option and other incentive plans of the Company.

         The guiding principle of the Committee is to establish a compensation program which aligns executive compensation with the Company's objectives, business strategies and financial and operational performance. In connection with this principle, the Committee seeks to:

         (1) Attract and retain qualified executives in the highly competitive health care industry who will play a significant role in the achievement of the Company's goals.

         (2) Create a performance-oriented environment that rewards performance with respect to the financial and operational goals of the Company and which takes into account industry-wide trends and performance levels.

         (3) Reward executives for the strategic management and the long-term enhancement of shareholder value.

         Compensation for the key executives consists of three elements: base salary and benefits, a performance-based annual cash bonus and stock-based compensation.

         While the Committee seeks to weigh each element separately, it is their collective value that is considered in ensuring that the executive officers are appropriately compensated in a manner that advances both the short-term and long-term interests of the shareholders.

         The base salary for each executive officer is set on the basis of the salary levels in effect for comparable positions in the industry, adjusted for the executive's experience and performance level and internal comparability considerations. The Company monitors industry salary levels with the assistance of a compensation consultant. For 2000, the Committee believes the executive officers' base salaries were competitive with salaries for individuals in comparable positions.

INCENTIVE COMPENSATION

         An executive officer's performance-based annual cash bonus is based upon pre-established financial goals as well as the achievement of strategic objectives and milestones. Historically, the primary financial goal set by the Committee has been the achievement of target levels of earnings before interest and taxes (EBIT). Achievement of strategic objectives and milestones may include the development of infrastructure necessary to sustain future growth, obtaining financing on favorable terms, successfully reorganizing the Company, and enhancing relationships with physicians under contract or increasing the number of physicians under management. During 2000, the Committee did not pay any bonuses to executive officers based on the EBIT or milestone targets. However, certain executive officers were awarded cash bonuses based on the terms of their employment agreements.

STOCK INCENTIVES

         Pursuant to the Company's various stock option and incentive plans, the Committee periodically awards stock options to executive officers, key employees, and consultants to the Company and its subsidiaries. Pursuant to the 1996 Stock Incentive Plan the Committee has the ability to award shares of restricted stock and stock appreciation rights (whether separate or in tandem with stock options) in addition to stock options. Such stock based compensation provides for an incentive for each participant to become a meaningful shareholder of the Company and provides a mechanism for aligning those participants' interests with those of the shareholders. The Committee believes that such stock option grants are the foundation in the overall compensation packages of the Company's senior management because such grants recognize both productivity and profitability, while at the same time giving recipients a vested long-term interest in the success of the Company through stock ownership.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

         Mr. LaMacchia has served as President and Chief Executive Officer since November 1999. Mr. LaMacchia's compensation package was based on criteria considered necessary to attract and retain a highly qualified president and chief executive officer. His compensation package, as described in detail above in "Executive Compensation -- Employment Contracts", includes a base salary of $315,000 (increased to $325,000 effective January 1, 2001), a base bonus of up to 50 percent of his base salary first payable in 2000 tied to an incentive program to be implemented by the Committee and a Supplemental Bonus of up to $300,000 tied to the Market Price of the Common Stock. During calendar year 2000, the Company paid Mr. LaMacchia a cash bonus of $70,000, $40,000 of relocation assistance, and forgave a loan to him in the amount of $40,000.

DEDUCTIBILITY OF COMPENSATION

         The Committee has carefully considered Section 162(m) of the Code, which provides certain criteria for the tax deductibility of compensation in excess of $1 million paid to the Company's executive officers. The Committee believes it is in the best interest of the Company and its shareholders to comply with the requirements of Section 162(m), but the Committee intends to preserve the flexibility to reward executives consistent with the Company's pay philosophy for each compensation element. The Committee intends, except in special circumstances, that grants of options, awards of performance shares, restricted stock and other incentive awards under the 1996 Stock Incentive Plan comply with the requirements of Section 162(m).

COMPENSATION COMMITTEE

P. Anthony Jacobs (Chairman)
Frank M. Bumstead
Lawrence Kugelman
James R. Seward

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee of the Board of Directors (the "Audit Committee") is composed of four independent directors and operates under a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Exhibit A. The Audit Committee recommends to the Board of Directors, subject to shareholder ratification, the selection of the Company's independent accountants. Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and of issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes. In this context, the Audit Committee has met and held discussions with management and KPMG, LLP, the Company's independent accountants.

         Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and KPMG, LLP.

         The Audit Committee has discussed with KPMG, LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Accounting Standards) (including scope of the auditor's responsibilities, significant accounting adjustments and any disagreements with management).

         For fiscal year 2000, fees billed by KPMG, LLP to the Company were $205,400. This amount is comprised of the following:

         Audit Fees:

                  $193,400 for the audit of the 2000 financial statements and reviews of financial statements included in the quarterly reports on Form 10Q.

         All Other Fees:

                  $12,000 for the audit of the Company's 401(k) Profit Sharing Plan and Trust.

         The Audit Committee has considered whether the provision of services described above under "All Other Fees" is compatible with maintaining the independence of KPMG, LLP.

         The Audit Committee has also received written disclosures and the letter from KPMG, LLP relating to the independence of that firm as required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees), and has discussed with KPMG, LLP that firm's independence from the Company.

         Based on the Audit Committee's discussions with management and KPMG, LLP and the Audit Committee's review of the representation of management and the report of KPMG, LLP to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

P. Anthony Jacobs
Frank M. Bumstead
Lawrence Kugelman
James R. Seward (Chairman)

                               PERFORMANCE GRAPH

         The graph below sets forth the cumulative total return to the Company's shareholders during the five year period ended December 31, 2000, as well as an overall stock market index (Nasdaq U.S. Index) and a peer group index (Nasdaq Health Services Index). The stock performance graph assumes $100 was invested on December 31, 1995.

                                    [CHART]

                                12/31/95    12/31/96     12/31/97    12/31/98    12/31/99     12/31/00
                                --------    --------     --------    --------    --------     --------

Response Oncology ("ROIX")       $100.00     $ 76.00      $ 67.04     $ 32.48     $  9.00      $  2.00

Nasdaq U.S. Index                $100.00     $122.97      $150.87     $212.08     $383.97      $237.60

Nasdaq Health Services
Index                            $100.00     $ 99.84      $101.75     $ 87.25     $ 71.21      $ 95.84

                        COMPLIANCE WITH SECTION 16 UNDER
                       THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Exchange Act requires the Company's current directors, executive officers and beneficial owners of more than 10% of shares of Common Stock to file reports of ownership with the SEC. Such directors, executive officers and shareholders are required pursuant to SEC regulations to furnish the Company with copies of all reports filed pursuant to Section 16(a) of the Exchange Act.

         Based solely on a review of the Forms 3 and 4, and amendments thereto, furnished to the Company during the fiscal year ended December 31, 2000 and Form 5, and amendments thereto, furnished to the Company with respect to such fiscal year, and certain representations furnished to the Company, the Company believes that during the fiscal year ended December 31, 2000 all reports under Section 16(a) of the Exchange Act required to be filed by the Company's current directors, executive officers and beneficial owners of more than 10% of shares of Common Stock were timely filed.

         THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR CLASS I, CLASS II, AND CLASS III DIRECTORS.

                                   PROPOSAL 2.
                      RATIFICATION OF SELECTION OF KPMG LLP
                AS THE 2001 INDEPENDENT ACCOUNTANTS AND AUDITORS

         The Board has selected KPMG LLP as the Company's independent auditors for 2001. The selection is subject to approval by the shareholders not later than the date of the Annual Meeting. KPMG LLP served as independent auditors of the Company for the years ended December 31, 1993 through 2000. Representatives of the firm will be present at the Annual Meeting, have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

         The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is required to ratify the selection of KPMG LLP as the Company's independent auditors for 2001.

          THE BOARD RECOMMENDS A VOTE "FOR" ADOPTION OF PROPOSAL NO. 2.

                         SHAREHOLDER PROPOSALS FOR 2001

         Pursuant to Rule 14a-8 under the Exchange Act, shareholder proposals submitted for inclusion in the Company's 2002 annual meeting of shareholders of the Company must be received by the Company at its executive offices on or before January 10, 2002. Any shareholder proposal submitted outside the processes of Rule 14a-8 will be considered untimely for purposes of Rule 14a-5 if notice thereof is received by the Company at its executive offices after April 26, 2002.

                                  OTHER MATTERS

         The Board of Directors knows of no other business to be brought before the meeting. If any other matters properly come before the meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

                           INCORPORATION BY REFERENCE

         The consolidated financial statements of the Company, included in the Company's 2000 Annual Report on Form 10-K which accompanies this Proxy Statement, are hereby incorporated by reference into this Proxy Statement as if stated verbatim herein.

                                    BY ORDER OF THE BOARD OF DIRECTORS


                                    PATRICK J. McDONOUGH
                                         Secretary

                                    EXHIBIT A

                        CHARTER OF THE AUDIT COMMITTEE OF
                             RESPONSE ONCOLOGY, INC.

         Pursuant to Section 48-18-206 of the Tennessee Business Corporation Act and Article 8 of the Charter of Response Oncology, Inc., incorporated under the laws of the State of Tennessee (the "Corporation"), the following shall constitute the Charter of the Audit Committee (the "Charter") of the board of directors of the Corporation:

I.       ORGANIZATION

There shall be constituted a standing committee of the board of directors of the Corporation (the "Board") to be known as the audit committee (the "Audit Committee"). The Audit Committee shall be wholly composed of directors of the Corporation who are "independent" within the meaning of the Rules of the National Association of Securities Dealers, Inc. ("NASD") (the "Independent Directors").

II.      STATEMENT OF POLICY

The Audit Committee shall assist the Board in fulfilling its responsibility to the Corporation's shareholders relating to corporate accounting and reporting practices of the Corporation, and to the quality and integrity of the financial statements of the Corporation.

III.     PURPOSE, OBJECTIVES AND DUTIES

The primary function of the Audit Committee shall be to assist the Board in fulfilling its oversight responsibilities by reviewing and overseeing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance and accounting that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. The Audit Committee's primary objectives include providing an independent, direct and open avenue of communication among the Corporation's independent accountants, management, internal auditing department and the Board; serving as an independent and objective party to review the Corporation's financial reporting processes and internal control systems; overseeing with management the reliability and integrity of the Corporation's accounting policies and financial reporting and disclosure practices; reviewing and considering the work of the Corporation's independent accountants and internal auditing department; and reviewing the adequacy of the internal audit department's staffing and qualifications of its personnel and reviewing whether available technology is being used to maximize the efficiency and effectiveness of the internal audit function. Further, the Audit Committee's primary duties and responsibilities shall specifically include:

         - Discussing and reviewing with the Corporation's independent accountants their ultimate accountability to the Board and the Audit Committee;

         - Sharing with the Board the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants (or to nominate the independent accountants to be proposed for shareholder approval in any proxy statement);

         - Ensuring that the Corporation's independent accountants submit on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the independent accountants and the Corporation, consistent with Independence Standards Board Standard 1; and

         - Engaging actively in a dialogue with the Corporation's independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and recommend that the Board take appropriate action in response to the independent accountants' report to satisfy itself of the independent accountants' independence.

IV.      COMPOSITION AND SELECTION

         4.1 The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be an Independent Director in accordance with Article I. All members of the Audit Committee shall have a requisite working familiarity with basic finance and accounting practices in compliance with the Rules of the NASD. Furthermore, at least one member of the Audit Committee shall have accounting or related financial management expertise in compliance with the Rules of the NASD.

         4.2 The members of the Audit Committee shall be elected by the Board at the annual meeting of the Board and shall serve for one year or until their successors are duly elected and qualified. Unless a Chairman is elected by the full Board, the members of the Audit Committee may designate a Chairman by majority vote of the full Audit Committee membership.

         4.3 The duties and responsibilities of a member of the Audit Committee contained herein shall be in addition to those duties otherwise required for a member of the Board.

V.       MEETINGS

         The Audit Committee shall meet at least four (4) times annually, or more frequently as circumstances dictate, and shall report to the Board following each meeting of the Audit Committee at the next regularly scheduled meeting of the Board or sooner, as circumstances may dictate. As part of its primary duty and responsibility to foster independent, direct and open communications pursuant to Section III hereinabove, the Audit Committee shall meet at least annually with the Corporation's management, the members of the Corporation's internal auditing department and the Corporation's independent accountants in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believes should be discussed privately. In addition, the Chairman of the Audit Committee shall meet in person or by telephone with the Corporation's independent accountants and the Corporation's chief financial officer quarterly to review the Corporation's financial statements, consistent with Section VI below.

VI.      RESPONSIBILITIES AND DUTIES

         To fulfill its primary objectives, responsibilities and duties hereunder, the Audit Committee should undertake the following:

6.1      DOCUMENTS/REPORTS REVIEW

a)       Review and update this Charter periodically, and at least annually.

b) Review the Corporation's annual financial statements and related notes thereto and any reports or other financial information submitted to any governmental body or the public, including any certification, report, analysis, opinion, or review rendered by the independent accountants.

c) Review the regular internal reports to the Corporation's management prepared by the internal auditing department and management's response.

d) Review filings made with the U.S. Securities and Exchange Commission (the "SEC") and other published documents containing the Corporation's financial statements and consider whether the information contained in such documents is consistent with the information contained in the Corporation's financial statements.

e) Include in the Corporation's proxy or information statements relating to annual meetings of shareholders at which directors are to be elected (or special meetings or written consents in lieu of such meetings), a report of the Audit Committee that complies with the SEC's regulations for such reports.

f) Review, or cause the Chairman of the Committee to review, with the financial management of the Corporation and the Corporation's independent accountants each Quarterly Report on Form 10-Q (or any successor report thereto under the rules and regulations of the SEC and all financial statements and related notes contained therein prior to its filing or prior to the public release of the Corporation's earnings.

6.2      INDEPENDENT ACCOUNTANTS

a) Recommend to the Board the selection of the Corporation's independent accountants; consider the independence and effectiveness of such independent accountants, and approve the fees and other compensation to be paid to such independent accountants and the range and cost of audit and non-audit services performed by the independent accountants. On an annual basis, the Audit Committee shall review and discuss with the independent accountants all significant relationships the independent accountants have with the Corporation, in order to determine such independent accountants' independence.

b) Review the performance of the Corporation's independent accountants and make recommendations to the Board regarding any appointment or termination of such independent accountants when circumstances warrant.

c) Periodically consult with the Corporation's independent accountants, out of the presence of the Corporation's management, about the Corporation's internal controls and the fullness and accuracy of the Corporation's financial statements.

6.3      FINANCIAL REPORTING PROCESS

a) In consultation with the Corporation's independent accountants and the Corporation's internal auditors, review the integrity of the Corporation's financial reporting processes, both internal and external; confer with the independent accountants and internal auditors concerning the scope of their examinations of the books and records of the Corporation and its subsidiaries; review and approve the independent accountants' annual engagement letter; review and approve the Corporation's annual audit plans and budgets; direct the special attention of the auditors to specific matters or areas deemed by the Audit Committee or the auditors to be of special significance; and authorize the auditors to perform such supplemental reviews or audits as the Audit Committee may deem desirable.

b) Consider the Corporation's independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles, standards and practices as applied in its financial reporting.

c) Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles, standards and practices as suggested by the Corporation's independent accountants, management, or internal auditing department.

d) Consider, in consultation with the Corporation's independent accountants and the internal auditors, the audit scope and plan of the internal auditors and the independent accountants.

6.4      PROCESS IMPROVEMENT

a) Establish regular and separate systems of reporting to the Audit Committee by the Corporation's management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

b) Following completion of the Corporation's annual audit, review separately with the Corporation's management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including (i) any restrictions on the scope of work or access to required information, and (ii) the nature and extent of any significant changes in accounting principles or the application therein.

c) Review any significant disagreement among the Corporation's management and its independent accountants or the internal auditing department in connection with the preparation of the Corporation's financial statements.

d) Review with the Corporation's independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices and standards, as approved by the Audit Committee, have been implemented, with such review to be conducted at an appropriate of time subsequent to implementation of any changes or improvements thereto, as decided by the Audit Committee in its discretion.

e) Review the appointment, replacement, reassignment, or dismissal of the members of the Corporation's internal auditing department.

f) Inquire of the Corporation's management, the internal auditors, and the independent accountants about significant risks or exposures and assess the steps that management has taken to minimize such risks to the Corporation.

g) Review with the Corporation's internal auditors and the independent accountants the coordination of their audit efforts to assure completeness of coverage, reduction of redundant efforts and effective use of audit resources.

VII. CONSISTENCY WITH CHARTER

         To the extent that any provision or section of this Charter may be inconsistent with any article, provision or section of the articles of incorporation or the Bylaws of the Corporation, the articles of incorporation or the Bylaws, as appropriate, shall fully control.

VIII.    CERTIFICATION

         This Charter of the Audit Committee was duly approved and adopted by the Board of the Corporation on the thirteenth day of June 2000.


                                             ----------------------------------
                                             Patrick J. McDonough
                                             Corporate Secretary

                            RESPONSE ONCOLOGY, INC.
           PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- JULY 10, 2001
   The Undersigned hereby appoints Patrick J. McDonough as true and lawful attorney or attorney-in-fact of the undersigned, with full power of substitution, to vote a proxy for the undersigned at the Annual Meeting of the Shareholders for Response Oncology, Inc. (the "Company") to be held at the Company's corporate offices located at 1805 Moriah Woods Boulevard, Memphis, Tennessee at 11:00 a.m., local time, on July 10, 2001, and all adjournments thereof, the number of shares of which the undersigned would be entitled to vote if then personally present for the following purposes:
1. To elect two Class I directors to serve three-year terms ending in 2004, or until their successors have been duly elected and qualified.
[ ] FOR all nominees listed below   [ ] AGAINST all nominees below   [ ] ABSTAIN
    (except as marked to the contrary below)

--------------------------------------------------------------------------------
INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:
               Class I Directors: William H. West, M.D.   Frank M. Bumstead
  To elect two Class II directors to serve two-year terms ending in 2003, or until their successors have been duly elected and qualified.
[ ] FOR all nominees listed below   [ ] AGAINST all nominees below   [ ] ABSTAIN
    (except as marked to the contrary below)

--------------------------------------------------------------------------------
INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:
               Class II Directors: P. Anthony Jacobs   Lawrence N. Kugelman
  To elect three Class III directors to serve one year terms ending in 2002, or until their successors have been duly elected and qualified.
[ ] FOR all nominees listed below   [ ] AGAINST all nominees below   [ ] ABSTAIN
    (except as marked to the contrary below)

--------------------------------------------------------------------------------
INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:
             Class III Directors: Anthony M. LaMacchia   W. Thomas Grant, II
                                                 James R. Seward

                          (Continued on reverse side)

                          (Continued from other side)

2. To ratify the selection of KPMG LLP as the Company's independent auditors for 2001.

  [ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN

    This proxy, which is solicited on behalf of the Board of Directors of Response Oncology, Inc. will be voted in the manner described herein. If no direction is made, this proxy will be voted FOR all the proposals listed.


                                                             Dated:                                 , 2001
                                                                     ------------------------------

                                                             ------------------------------------------
                                                             Signature

                                                             ------------------------------------------
                                                             Signature if Held Jointly
                                                             NOTE: Please date and sign exactly as name
                                                             appears hereon. When signing as attorney,
                                                             executor, administrator, trustee or guardian,
                                                             please give full title as such. If a
                                                             corporation, please sign full name by
                                                             authorized officer.